UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 3, 2006

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On February 3, 2006, North Central Energy Company, a wholly-owned subsidiary of Westmoreland Coal Company, entered into an agreement to sell its undivided mineral interests in two leases in southern Colorado to an independent oil and gas company for approximately $5 million. The transaction is expected to close no later than February 28, 2006 and is subject to customary due diligence by the buyer.

Westmoreland acquired North Central in 2001 as part of its purchase of coal properties from Montana Power. The two leases have provided a small amount of royalties from the production of coal bed methane gas since early 2004. The Company elected to dispose of this non-core asset to take advantage of the currently strong market and prices for natural gas.

The sale of the leases will result in a pre-tax gain of approximately $5 million during the first quarter of 2006.

Item 9.01.   Financial Statements and Exhibits

          (c)   Exhibits

                 Exhibit 99.1 - Press release dated February 9, 2006

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 9, 2006	By: /s/ David J. Blair
David J. Blair
Chief Financial Officer
(A Duly Authorized Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated February 9, 2006